Exhibit 10.26

FIRST AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”), is made and entered into as of February 20, 2003, by and between TEAMM Pharmaceuticals, Inc., a Florida corporation (the “Company”), and Martin G. Baum, an individual resident of Wake County, North Carolina (the “Employee”).

RECITALS

A. The Company is engaged in the marketing and sale of proprietary pharmaceutical products (the “Business”).

B. The Company is the successor by merger to TEAMM Pharmaceuticals, Inc., a Delaware corporation (“TEAMM”).

C. The Employee is currently employed by TEAMM under an Executive Employment Agreement, dated as of August 1, 2001 (the “Prior Employment Agreement”).

D. The Company is a wholly-owned subsidiary of Accentia, Inc., a Florida corporation (“Accentia”).

E. In connection with the merger of TEAMM with and into the Company, and Company and Employee desire to amend and restate the terms of the Employee’s employment as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants of the Company and the Employee hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1. EMPLOYMENT AND DUTIES

1.1 Employment of Employee. The Company hereby employs the Employee, and the Employee accepts such employment pursuant and subject to the terms and conditions of this Agreement.

1.2 Duties and Powers. During the Employment Period (as defined herein), the Employee shall serve as the President and Chief Executive Officer of the Company and shall have such responsibilities, duties and authority, and shall render such services for and in connection with the Company and its subsidiaries and affiliates as are customary in such position and as the Board of Directors of the Company (the “Board”) shall from time to time reasonably direct. During the Employment Period, the Employee shall serve as a member of the Board of Directors of Accentia. The Employee shall devote the Employee’s full business time and attention exclusively to the Business of the Company and shall use best efforts to faithfully carry out the Employee’s duties and responsibilities hereunder. The Employee shall comply with all personnel policies and procedures of the Company as the same now exist or may be hereafter implemented by the Company from time to time, including those policies contained in the Company’s employee manual or handbook which sets forth policies and procedures generally for employees of the Company (the “Handbook”) to the extent not inconsistent with this Agreement.

2. TERM OF EMPLOYMENT. Unless earlier terminated as provided herein, the Employee’s employment under this Agreement shall be for a period of five (5) years beginning on March 7, 2003 and ending at 11:59 p.m. eastern time on March 6, 2008 (the “Initial Employment Period”). This Agreement automatically shall renew for successive one-year periods, unless either the Company or the Employee provides written notice to the other at least ninety (90) days prior to the termination of any such period stating said party’s desire to terminate this Agreement, which termination shall be subject to the provisions of Section 4 hereof. The Initial Employment Period and any extension or renewal thereof shall be referred to herein together as the “Employment Period.” Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to Section 4 hereof.

3. COMPENSATION AND BENEFITS

3.1 Compensation. The Company shall pay the Employee a base salary at a rate of Two Hundred Sixteen Thousand Dollars ($216,000) per year (the “Base Salary”), payable in accordance with the Company’s regular payroll policy for salaried employees. The Base Salary of the Employee may be subject to increase annually by an amount of five percent (5%) each year during the Employment Period, or such greater increase as approved by the Board of the Company; provided that, the Employee’s base salary shall not be less than the base salary of the President and Chief Executive Officer of any other subsidiary of Accentia. If the Employment Period is terminated pursuant to Section 4 hereof, then the Base Salary for any partial year shall be prorated based on the number of days elapsed in such year during which services were actually performed by the Employee.

3.2 Benefits. During the Employment Period, the Employee shall be eligible to participate in and/or receive benefits under such employee and welfare benefit plans as may be established from time to time by the Company, including all profit-sharing, stock purchase, stock option, bonus, pension, disability, group-term life insurance, health insurance and flexible benefit payroll deduction plans, subject in each instance to the Employee meeting all eligibility and qualification requirements of such plans. The Company intends to adopt, subject to the approval of the Board of the Company, a bonus plan for the Employee that will provide that the Employee shall be eligible to receive an annual bonus in an amount equal to approximately fifty percent (50%) of the Employee’s then current annual Base Salary. In addition, during the Employment Period, the Company shall obtain, maintain and timely pay the premiums on a life insurance policy

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on the life of the Employee with proceeds payable under such life insurance policy in the amount of at least three (3) times the Employee’s Base Salary payable hereunder (with the amount of such life insurance to be increased with each increase in the Base Salary).

3.3 Stock Options. Accentia shall grant to the Employee options to purchase shares of the Company’s Common Stock (the “Common Stock”) at such times, in such amounts, and at such exercise prices as determined by the Board of Accentia. Such stock options shall be granted under the terms of Accentia’s Stock Option Plan (the “Plan”) and are subject to all of the terms and conditions of the Plan as more specifically evidenced by any such Stock Option Agreement entered into by Accentia, except that Employee’s right to exercise such options shall vest on no more than a two-year period from the date of grant, with vesting occurring over such period in equal monthly installments.

3.4 Expenses. The Company shall reimburse the Employee, in accordance with and subject to the Employee’s compliance with the Company’s policy, for the Employee’s necessary and reasonable out-of-pocket expenses incurred in the course of performance of the Employee’s duties hereunder. All reimbursement of expenses to the Employee hereunder shall be conditioned upon presentation of sufficient documentation evidencing such expenses.

3.5 Vacation and Leave. The Employee shall be entitled to the number of days of paid time off (“PTO”) allotted for the other executives of the Company during each year of the Employment Period and other leave as may be established from time to time by the Company for the benefit of employees, subject to the Employee’s compliance with the guidelines set forth in the Handbook. During the Initial Employment Period, the Employee shall be entitled to at least twenty (20) days of PTO, with the ability to carry ten (10) days of such PTO which are unused in any year for use in the following year.

3.6 Car Allowance. The Company shall provide the Employee with a car allowance of Six Thousand Dollars ($6,000) per year, payable and adjusted annually based upon the Company’s policy.

3.7 Working Facilities. The Company shall furnish the Employee with such office space, equipment, technical, secretarial and clerical assistance and such other facilities, services and supplies as shall be reasonably necessary to enable the Employee to perform the duties required of the Employee hereunder in an efficient and professional manner.

4. TERMINATION OF EMPLOYMENT

4.1 Definitions.

a. “Change in Control” means, with respect to the Company or Accentia: (i) a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that such

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a Change in Control shall be deemed to have occurred if any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or Accentia representing fifty percent (50%) or more of the combined voting power of the Company’s or Accentia’s then outstanding securities or (ii) the sale or other disposition of all or substantially all of the assets of the Company or Accentia.

b. “Constructive Termination” means a termination of the Employee’s employment by the Company initiated by the Employee after (i) a substantial diminution or alteration in the duties or responsibilities of the Employee; (ii) a change in the reporting structure for the Employee, including without limitation a change that results in the Employee directly or indirectly reporting to Scott Jones; (iii) a reduction by the Company in the Employee’s base salary in effect on the date of the Change in Control; or (iv) the relocation of the Employee’s primary work location to a location that is more than fifty (50) miles from the Employee’s primary work location. Constructive Termination specifically does not include termination of Employee by reason of death, Disability (as defined herein), or retirement at or after age sixty-five (65). The Employee shall give the Company written notice of a Constructive Termination, which notice shall provide a brief description of the circumstances which the Employee asserts gives rise to a right of Constructive Termination, and the Company shall have ten (10) days from receipt of said notice within which to remedy said circumstances.

c. “Disability” means the inability of the Employee to perform the Employee’s assigned duties for the Company for a period of three (3) months due to the Employee’s physical or mental illness as determined by a reputable medical doctor.

d. “Cause” means a determination by the Board of the Company, acting in good faith but made in the sole discretion of the Board of the Company, that the Employee: (i) has failed to substantially perform the Employee’s duties under or otherwise breached any of the terms of this Agreement; (ii) has demonstrated gross negligence or willful misconduct in the execution of the Employee’s duties; or (iii) has been convicted of a felony.

4.2 Basis for Termination. Notwithstanding any other provision in this Agreement to the contrary, the Employment Period and the Employee’s employment hereunder shall terminate effective on the date indicated:

a. Upon the death of the Employee, effective immediately on the date of death without any notice;

b. Upon the Disability of the Employee, effective upon written notice by the Company to the Employee of the determination of the Disability of the Employee;

c. For Cause, effective upon written notice by the Company to the Employee of the determination of Cause; or

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d. The Constructive Termination by the Employee that is not remedied by the Company within ten (10) days from the receipt of notice by the Employee to the Company of Constructive Termination.

4.3 Severance Upon Termination Without Cause. If the Company terminates the Employee’s employment for reason other than for Cause, the Employee shall be entitled to the following compensation and benefits:

a. The Company shall pay the Employee a lump sum equal to Employee’s W-2 compensation that would be payable hereunder but for such termination for the twenty-four (24) month period on the first day of the month of the Employee’s termination, said sum to be paid within thirty (30) days after the Employee’s termination of employment.

b. The Company shall pay the Employee all bonus or deferred compensation (whether in the form of cash, stock or otherwise) accrued but unpaid as of the Employee’s termination, said sum to be paid within thirty (30) days after the Employee’s termination of employment.

c. For a period of twenty-four (24) months after the Employee’s termination of employment with the Company, the Company shall continue to pay for and provide existing employee welfare benefits which the Employee is receiving as of the date of termination of employment, including life insurance, health, medical, dental, vision and wellness, accidental death and dismemberment and disability benefits; provided, however, that the Company’s obligations under this subsection shall terminate from the date that the Employee first becomes eligible after termination of employment with the Company for similar coverage under another employer’s plan.

d. Notwithstanding anything to the contrary in any Stock Option Agreement: (i) all unvested shares underlying stock options shall become fully vested as of the date of the Employee’s termination and (ii) the Employee shall continue to be treated under each Stock Option Agreement as if the Employee was an employee of the Company until the first to occur of (x) the twenty-four (24) month anniversary of the Employee’s termination of employment or (y) the expiration of the exercise period provided for therein; provided, however, in the event of the Employee’s death or Disability after the date of the Employee’s termination of employment hereunder, the time for exercise after death or Disability prescribed in the Stock Option Agreement shall apply. The provisions of this subsection shall also apply to all substitute stock options granted to Employee in exchange for the Employee’s Company stock options to which this subsection applies.

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4.4 Severance Upon Constructive Termination or Change of Control. Upon Constructive Termination or a Change of Control, the Employee shall be entitled to the following compensation and benefits:

a. The Company shall pay the Employee a lump sum equal to Employee’s W-2 compensation that would be payable hereunder but for such termination for the greater of: (i) the remainder of the Initial Employment Period or (ii) twenty-four (24) month period beginning on the first day of the month of the Employee’s termination (such period is hereinafter referred to as the “Payment Period”); said sum to be paid within thirty (30) days after the Employee’s termination of employment.

b. The Company shall pay the Employee all bonus or deferred compensation (whether in the form of cash, stock or otherwise) accrued but unpaid as of the Employee’s termination, said sum to be paid within thirty (30) days after the Employee’s termination of employment.

c. For the Payment Period after the Employee’s termination of employment with the Company, the Company shall continue to pay for and provide existing employee welfare benefits which the Employee is receiving as of the date of termination of employment, including life insurance, health, medical, dental, vision and wellness, accidental death and dismemberment and disability benefits; provided, however, that the Company’s obligations under this subsection shall terminate from the date that the Employee first becomes eligible after termination of employment with the Company for similar coverage under another employer’s plan.

d. Notwithstanding anything to the contrary in any Stock Option Agreement: (i) all unvested shares underlying stock options shall become fully vested as of the date of the Employee’s termination and (ii) the Employee shall continue to be treated under each Stock Option Agreement as if the Employee was an employee of the Company until the first to occur of (x) the twenty-four (24) month anniversary of the Employee’s termination of employment or (y) the expiration of the exercise period provided for therein; provided, however, in the event of the Employee’s death or Disability after the date of the Employee’s termination of employment hereunder, the time for exercise after death or Disability prescribed in the Stock Option Agreement shall apply. The provisions of this subsection shall also apply to all substitute stock options granted to Employee in exchange for the Employee’s Company stock options to which this subsection applies.

4.5 Severance Upon Death or Disability. Upon the death or Disability of the Employee, the Employee shall be entitled to the following compensation and benefits:

a. The Company shall pay the Employee a lump sum equal to Employee’s W-2 compensation that would be payable for the remainder of the Initial Employment Period but for such death or Disability (and assuming no termination would occur), said sum to be paid within thirty (30) days after the Employee’s death or the date upon which a Disability is determined to have occurred by a reputable medical doctor (the “Determination Date”).

b. The Company shall pay the Employee all bonus or deferred compensation (whether in the form of cash, stock or otherwise) accrued but unpaid as of

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the Employee’s termination, said sum to be paid within thirty (30) days after the Determination Date.

c. For the remainder of the Initial Employment Period, and to the extent possible, the Company shall continue to pay for and provide existing employee welfare benefits which the Employee (or dependents or family members of the Employee) is receiving as of the Determination Date, including life insurance, health, medical, dental, vision and wellness, accidental death and dismemberment and disability benefits; provided, however, that the Company’s obligations under this subsection shall terminate from the date that the Employee first becomes eligible after termination of employment with the Company for similar coverage under another employer’s plan.

d. In the event of the Employee’s death, all rights and benefits granted hereunder shall transfer to and be exercised or enforced, as the case may be, by the estate or personal representative of the Employee.

5. NON-INTERFERENCE; NONCOMPETITION. For purposes of this Section 5 and Section 6, the term “Full Employment Period” shall include the Employment Period and the period during which the Employee was employed by TEAMM, and the term “Company” shall specifically include the Company and TEAMM, to whom the Company is a successor by merger. During the Employment Period and for a period of twenty-four (24) months thereafter, the Employee shall not:

a. interfere with any of the Company’s relationships with, or endeavor to employ or entice away from the Company, any person who at any time on or after the date hereof, is or becomes an employee of the Company or interfere with or seek to alter the Company’s relationship with, or divert any customer, supplier, licensor, or distributor of the Company;

b. directly or indirectly, engage in or facilitate or support others to engage in the Business of the Company or any other business in which the Company or any successor thereof (only to the extent of the products and services of the Company immediately prior to the successor succeeding to the Company’s Business) is then actively engaged or any successor thereof anywhere in the United States or, directly or indirectly, solicit or attempt to solicit for business in a manner which could reasonably be expected to result in a detriment to the Company, in competition with the Company or any successor thereof, any customer, supplier, licensor, or distributor with whom the Company or any successor thereof shall have done business; or

c. seek or obtain employment with or provide services to any customer, supplier, licensor, or distributor of the Company with whom the Employee interacted during the Full Employment Period which employment or services could reasonably be expected to result in a detriment to the Company.

6. PROPERTY RIGHTS. With respect to information, inventions, and discoveries developed, made or conceived of by the Employee, either alone or with others, at any time during the Full Employment Period and whether or not within working hours,

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arising out of such employment or pertinent to any business in which, during the Full Employment Period, the Company is engaged or (if such is known to or ascertainable by the Employee) is considering engaging, the Employee agrees:

a. that all such information, inventions, and discoveries, whether or not patented or patentable, shall be and remain the exclusive property of the Company;

b. to disclose promptly to an authorized representative of the Company all such information, inventions, and discoveries and all information in the Employee’ s possession as to possible applications and uses thereof;

c. not to file any patent application relating to any such invention or discovery except with the prior written consent of an authorized officer of the Company;

d. that the Employee hereby waives and releases all rights the Employee may have in and to such information, inventions, and discoveries, and hereby assigns to the Company and/or its nominees all of the Employee’s right, title and interest in them, and all the Employee’s right, title and interest in any patent, patent application, copyright or other property right based thereon. The Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as the Employee’s agent and attomey-in-fact to act for the Employee and on the Employee’s behalf and stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of any such patent, patent application, copyright or other property right with the same force and effect as if executed and delivered by the Employee; and

e. at the request of the Company, and without expense to the Employee, to execute such documents and perform such other acts as the Company deems necessary or appropriate, for the Company to obtain patents on such inventions in a jurisdiction or jurisdictions designated by the Company, and to assign to the Company or its designee such inventions and any and all patent applications and patents relating thereto.

7. CONFIDENTIALITY. With respect to the information, inventions, and discoveries referred to in Section 6 hereof, and also with respect to all other information, whatever its nature and form and whether obtained orally, by observation, from graphic materials, or otherwise (except such as is generally available through publication), obtained by the Employee during or as a result of the Employee’s employment by the Company and relating to any invention, improvement, enhancement, product, know-how, formula, software, process, apparatus, design, concept, or other creation, or to any use of any of them, or to any plans of the Company, or to any other trade secret or proprietary information of the Company, the Employee agrees:

a. to hold all such information, inventions, and discoveries which have not otherwise become public knowledge in strict confidence and not to publish or otherwise disclose any thereof to any person or entity other than the Company except with

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the prior written consent of an authorized officer of the Company or as may be required by law;

b. to take all reasonable precautions to assure that all such information, inventions, and discoveries are properly protected from access by unauthorized persons;

c. to make no use of nor exploit in any way any such information, invention, or discovery except as required in the performance of the Employee’s employment duties for the Company; and

d. upon termination of the Employee’s employment by the Company, or at any time upon request of the Company, to deliver to it all graphic materials and all substances, models, software, prototypes and the like containing or relating to any such information, invention or discovery, all of which graphic materials and other things shall be and remain the exclusive property of the Company.

For purposes of this Agreement, the term “graphic materials” includes, without limitation, letters, memoranda, reports, notes, notebooks, books of account, drawings, prints, specifications, formulae, software, data print-outs, microfilms, magnetic tapes and disks and other documents and recordings, together with all copies, excerpts and summaries thereof.

8. NO CONFLICTS. The Employee hereby acknowledges and agrees that the Employee’s employment by the Company and compliance with this Agreement do not and will not breach any agreement made by the Employee to keep in confidence information acquired by the Employee prior to or outside of the Employee’s employment with the Company. The Employee shall comply with any and all valid obligations which the Employee may now have to prior employers or to others relating to confidential information, inventions, or discoveries which are the property of those prior employers or others, as the case may be. The Employee has supplied or shall promptly supply to the Company upon its request a copy of each written agreement setting forth any such obligation. The Employee hereby acknowledges and agrees that the Employee has not brought and shall not bring with the Employee for use in the performance of the Employee’s duties at the Company any materials, documents, or information of a former employer or any third party that are not generally available to the public, unless the Employee has express written authorization from the owner thereof for possession and use or the Employee otherwise has undisputed proprietary rights to such material, documents, or information.

9. SPECIFIC PERFORMANCE. Without intending to limit the remedies available to the Company, the Employee hereby acknowledges and agrees that damages at law would be an inadequate remedy to the Company if the Employee breaches or attempts to breach any of the provisions of Sections 5, 6, or 7 hereof and that the Company may apply for and, without the posting of any bond or other security, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to enforce specifically, any of the covenants contained in such Sections. Such injunctive relief

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in such court shall be available to the Company in lieu of any arbitration proceeding pursuant to Section 10.8 hereof.

10. MISCELLANEOUS

10.1 Withholding Taxes. All amounts payable to the Employee under this Agreement, whether such payment is to be made in cash or other property, shall be subject to withholding for Federal, state and local income taxes, employment and payroll taxes, and other legally required withholding taxes and contributions to the extent appropriate in the determination of the Company, and the Employee shall report all such amounts as ordinary income on the Employee’s personal income returns and for all other purposes.

10.2 Assignment. Neither party hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall have the right to assign all or any part of its rights and obligations under this Agreement to (i) any subsidiary or affiliate of the Company or any (ii) to surviving entity following a Change in Control.

10.3 Binding Effect. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall be binding upon and inure to the benefit of the respective legal representatives, heirs, successors and permitted assigns of the parties hereto.

10.4 Entire Agreement; Amendment and Restatement. Except as otherwise expressly set forth herein, this Agreement and all other agreements entered into by the parties hereto on the date hereof, including any Stock Option Agreement (as any Stock Option Agreement and the Stock Restriction Agreement are amended and modified by the provisions of this Agreement), set forth the entire understanding of the parties and supersede and preempt all prior oral or written understandings and agreements with respect to the subject matter hereof. This Agreement specifically amends and restates the Prior Employment Agreement and the terms and provisions of such Prior Employment Agreement, except as amended and restated herein, shall be terminated, void and of no further force or effect.

10.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

10.6 Amendment; Modification. No amendment or modification of this Agreement and no waiver by either party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

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10.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina that are applicable to agreements that are executed and performed entirely within the State of North Carolina, without giving effect to provisions thereof regarding conflict of laws.

10.8 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, any Stock Option Agreement, and the Stock Restriction Agreement, including but not limited to their existence, validity, interpretation, performance or non- performance or breach, shall be decided by a single neutral arbitrator agreed upon by the parties hereto in Raleigh, North Carolina in binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association then in effect. The parties to any such arbitration shall be limited to the parties to this Agreement or any successor thereof. The arbitration shall be conducted in accordance with the procedural laws of the American Arbitration Association then in effect or, if none, in accordance with the procedural laws of the United States Federal Arbitration Act, as amended. The written decision of the arbitrator shall be final and binding and may be entered and enforced in any court of competent jurisdiction. Each party waives any right to a jury trial in any such forum. Each party to the arbitration shall pay its fees and expenses, unless otherwise determined by the arbitrator.

10.9 Notices. All notices, demands or other communications to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if: (i) delivered personally; (ii) delivered by a recognized overnight courier service; (iii) sent by certified mail, return receipt requested and first class postage prepaid; or (iv) sent by facsimile transmission followed by a confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent, if to the Company to: 3000 Aerial Center Parkway, Suite 310, Morrisville, North Carolina 27560, Attention: Chief Financial Officer, and, if to the Employee to: 106 Flying Leaf Court, Cary, North Carolina 27513, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Date of service of such notice shall be: (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission); (ii) the date of receipt if sent by certified mail; or (iii) the date of receipt if sent by overnight courier.

10.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

10.11 Descriptive Heading; Interpretation. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Company:

TEAMM PHARMACEUTICALS, INC.

By:	/s/ Frank E. O’Donnell, Jr.
Frank E. O’Donnell, Jr., M.D.
Chairman

Employee:

/s/ Martin G. Baum
Martin G. Baum

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SECOND AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”), is made and entered into as of December 31, 2004, by and between TEAMM Pharmaceuticals, Inc., a wholly owned subsidiary of Accentia, Inc., a Florida corporation (the “Company”), and Martin G. Baum, an individual resident of Wake County, North Carolina (the “Employee”).

RECITALS

A. The Company is engaged in the marketing and sale of proprietary pharmaceutical products (the “Business”).

B. The Company is the successor by merger to TEAMM Pharmaceuticals, Inc., a Delaware corporation (“TEAMM”).

C. The Employee is currently employed by TEAMM under an Executive Employment Agreement, dated as of August 6, 2002 (the “Prior Employment Agreement”) and first amended on February 20, 2003.

D. The Company is a wholly-owned subsidiary of Accentia, Inc., a Florida corporation (“Accentia”).

E. In connection with the merger of TEAMM with and into the Company, and Company and Employee desire to amend and restate the terms of the Employee’s employment as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants of the Company and the Employee hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1. EMPLOYMENT AND DUTIES

1.1. Employment of Employee. The Company hereby employs the Employee, and the Employee accepts such employment pursuant and subject to the terms and conditions of the Agreement.

1.2. Duties and Powers. During the Employment Period (as defined herein), the Employee shall serve as the President and Chief Executive Officer of TEAMM and President, Chief Operating Officer of Accentia’s Commercial Operations and Business Development of the Company and shall have such responsibilities, duties and authority, and shall render such services for and in connection with the Company and its subsidiaries and affiliates as are customary in such position and as the Board of Directors of the Company (the “Board”) shall from time to time reasonably direct. The Employee shall devote the Employee’s full business time and attention exclusively to the Business of the Company and shall use best efforts to faithfully carry out the Employee’s duties and responsibilities hereunder. The Employee shall comply with all personnel policies and procedures of the Company as the same now exist or may be hereafter implemented by the Company from time to time, including those policies contained in the Company’s employee manual or handbook which sets forth policies and procedures generally for employees of the Company (the “Handbook”) to the extent not inconsistent with this Agreement.

2. TERM OF EMPLOYMENT. Unless earlier terminated as provided herein, the Employee’s employment under the Agreement shall be for a period of three (4) years beginning December 31, 2004 and ending at 11:59 p.m. eastern time on December 30, 2008 (the “Employment Period”). This Agreement automatically shall renew for successive one-year periods, unless either the Company or the Employee provides written notice to the other at least Thirty (30) days prior to the termination of any such period stating said party’s desire to terminate this Agreement, which termination shall be subject to the provisions of Section 4 hereof. The Initial Employment Period and any extension or renewal thereof shall be referred to herein together as the “Employment Period.” Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to Section 4.2 hereof.

3. COMPENSATION AND BENEFITS

3.1. Compensation. The Company shall pay the Employee a base salary at a rate of Four Hundred Twenty-Six Thousand Eight Hundred Twenty-five Dollars ($426,825) per annum (the “Base Salary”), payable in accordance with the Company’s regular payroll policy for salaried employees. The Base Salary of the Employee may be subject to increase annually by an amount of five percent (5%) each year during the Employment Period, or such greater increase as approved by the President of the Company; provided that, the Employee’s Base Salary shall not be less than the base salary of the President and Chief Executive Officer (or comparable position) of any other subsidiary of Accentia. If the Employment Period is terminated pursuant to Section 4 hereof, then the Base Salary for any partial year shall be prorated based on the number of days elapsed in such year during which services were actually performed by the Employee.

3.2. Benefits. During the Employment Period, the Employee shall be eligible to participate in and/or receive benefits under such employee and welfare benefit plans as may be established from time to time by the Company, including all profit-sharing, stock purchase, stock option, bonus, pension, disability, group-term life insurance, health insurance and flexible benefit payroll deduction plans, subject in each instance to the Employee meeting all eligibility and qualification requirements of such plans. The Company intends to adopt, subject to the approval of the Board of the Company, a bonus plan for the Employee that will provide that the Employee shall be eligible to receive an annual bonus in an amount equal to approximately fifty percent (50%) of the Employee’s then current annual Base Salary.

3.3. Stock Options. Accentia shall grant to the Employee options to purchase shares of Accentia’s Common Stock (the “Common Stock”) at such times, in such amounts, and at such exercise prices as determined by the Board of Accentia. Such stock options shall be granted under the terms of Accentia’s Stock Option Plan (the “Plan”) and are subject to all of the terms and conditions of the Plan as more specifically evidenced by any such Stock Option

Agreement entered into by Accentia, except that Employee’s right to exercise such options shall vest on no more than a two-year period from the date of grant, with vesting occurring over such period in equal monthly installments.

3.4. Expenses. The Company shall reimburse the Employee, in accordance with and subject to the Employee’s compliance with the Company’s policy, for the Employee’s necessary and reasonable out-of-pocket expenses incurred in the course of performance of the Employee’s duties hereunder. All reimbursement of expenses to the Employee hereunder shall be conditioned upon presentation of sufficient documentation evidencing such expenses.

3.5. Vacation and Leave. The Employee shall be entitled to the number of days of paid time off (“PTO”) allotted for the other executives of the Company during each year of the Employment Period and other leave as may be established form time to time by the Company for the benefit of employees, subject to the Employee’s compliance with the guidelines set forth in the Handbook. During the Initial Employment Period, the Employee shall be entitled to twenty (20) days of PTO with the ability to carry five (5) days of such PTO which are unused in any year for use in the following year.

3.6. Car Allowance. The Company shall provide the Employee with a car allowance of Six Thousand Dollars ($6,000) per year, payable and adjusted annually based upon the Company’s policy.

3.7. Working Facilities. The Company shall furnish the Employee with such office space, equipment, technical, secretarial and clerical assistance and such other facilities, services and supplies as shall be reasonably necessary to enable the Employee to perform the duties required of the Employee hereunder in an efficient and professional manner.

4. TERMINATION OF EMPLOYMENT

4.1. Definitions.

a. “Change in Control” means, with respect to the Company or Accentia: (i)a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that such a Change in Control shall be deemed to have occurred if any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or Accentia representing fifty percent (5 0%) or more of the combined voting power of the Company’s or Accentia’s then outstanding securities or (ii) the sale or other disposition of all or substantially all of the assets of the Company or Accentia.

b. “Constructive Termination” means a termination of the Employee’s employment by the Company initiated by the Employee after (i) a substantial diminution or alteration in the duties or responsibilities of the Employee; (ii) a change in the reporting structure for the Employee, including without limitation a change that results in the Employee directly or indirectly reporting to Scott Jones or Alan Pearce; (iii) a reduction by the Company in the Employee’s base salary in effect on the date of the Change in Control; or (iv) the relocation of the Employee’s primary work location to a location that is more than fifty (50) miles form the

Employee’s primary work location. Constructive Termination specifically does not include termination of Employee by reason of death, Disability (as defined herein), or retirement at or after age sixty-five (65). The Employee shall give the Company written notice of a Constructive Termination, which notice shall provide a brief description of the circumstances which the Employee asserts gives rise to a right of Constructive Termination, and the Company shall have ten (10) days from receipt of said notice within which to remedy said circumstances.

c. “Disability” means the inability of the Employee to perform the Employee’s assigned duties for the Company for a period of three (3) months due to the Employee’s physical or mental illness s determined by a reputable medical doctor.

d. “Cause” means a determination by the Board of the Company, acting in good faith but made in the sole discretion of the Board of the Company, that the Employee: (i) has failed to substantially perform the Employee’s duties under or otherwise breached any of the terms of this Agreement; (ii) has demonstrated gross negligence or willful misconduct in the execution of the Employee’s duties; or (iii) has been convicted of a felony.

4.2. Basis for Termination. Notwithstanding any other provision in this Agreement to the contrary, the Employment Period and the Employee’s employment hereunder shall terminate effective on the date indicated:

a. Upon the death of the Employee, effective immediately on the date of death without any notice;

b. Upon the Disability of the Employee, effective upon written notice by the Company to the Employee of the determination of the Disability of the Employee;

c. For Cause, effective upon written notice by the Company to the Employee of the determination of Cause; or

d. The Constructive Termination by the Employee that is not remedied by the Company within ten (10) days from the receipt of notice by the Employee to the Company of Constructive Termination.

4.3. Severance. If the Company terminates the Employee’s employment for reason other than for Cause, the Employee shall be entitled to the following compensation and benefits:

a. The Company shall pay the Employee a lump sum equal to Employee’s W-2 compensation that would be payable hereunder but for such termination for the Thirty-six (36) month period on the first day of the month of the Employee’s termination, said sum to be paid within Thirty (30) days after the Employee’s termination of employment.

b. The Company shall pay the Employee all bonus of deferred compensation (whether in the form of cash, stock or otherwise) accrued but unpaid as of the Employee’s termination, said sum to be paid within Thirty (30) days after the Employee’s termination or employment.

c. For a period of Twenty-four (24) months after the Employee’s termination of employment with the Company, the Company shall continue to pay for and provide existing employee welfare benefits which the Employee is receiving as of the date of termination of employment, including life insurance, health, medical, dental, vision and wellness, accidental death and dismemberment and disability benefits; provided, however that the Company’s obligations under this subsection shall terminate from the date that the Employee first becomes eligible after termination of employment with the Company for similar coverage under another employer’s plan.

d. Notwithstanding anything to the contrary in any Stock Option Agreement: (i) all unvested shares underlying stock options shall become fully vested as of the date of the Employee’s termination and (ii) the Employee shall continue to be treated under each Stock Option Agreement as if the Employee was an employee of the Company until the first to occur of (x) the Twenty-Four (24) month anniversary of the Employee’s termination of employment or (y) the expiration of the exercise period provided for therein; provided, however, in the event of the Employee’s death or Disability after the date of the Employee’s termination of employment hereunder, the time for exercise after death or Disability prescribed in the Stock Option Agreement shall apply. The provisions of this subsection shall also apply to all substitute stock options granted to Employee in exchange for the Employee’s Company stock options to which this subsection applies.

4.4. Severance Upon Constructive Termination or Chance of Control. Upon Constructive Termination or a Change of Control, the Employee shall be entitled to the following compensation and benefits:

a. The Company shall pay the Employee a lump sum equal to Employee’s W-2 compensation that would be payable hereunder but for such termination for the greater of: (I) the remainder of the Initial Employment Period or (ii) Thirty-Six (36) month period beginning on the first day of the month of the Employee’s termination (such period is hereinafter referred to as the “Payment Period”); said sum to be paid within Thirty (30) days after the Employee’s termination of employment.

b. The Company shall pay the Employee all bonus or deferred compensation (whether in the form of cash, stock or otherwise) accrued but unpaid as of the Employee’s termination, said sum to be paid within Thirty (30) days after the Employee’s termination of employment.

c. For the Payment Period after the Employee’s termination of employment with the Company, the Company shall continue to pay for and provide existing employee welfare benefits which the Employee is receiving as of the date of termination of employment, including life insurance, health, medical, dental, vision and wellness, accidental death and dismemberment and disability benefits; provided, however, that the Company’s obligations under this subsection shall terminate from the date that the Employee first becomes eligible after termination of employment with the Company for similar coverage under another employer’s plan.

d. Notwithstanding anything to the contrary in any Stock Option Agreement: (i) all unvested shares underlying stock options shall become fully vested as of the date of the Employee’s termination and (ii) the Employee shall continue to be treated under each Stock Option Agreement as if the Employee was an employee of the Company until the first to occur of (x) the twenty-four (24) month anniversary of the Employee’s termination of employment or (y) the expiration of the exercise period provided for therein; provided, however, in the event of the Employee’s death or Disability after the date of the Employee’s termination of employment hereunder, the time for exercise after death or Disability prescribed in the Stock Option Agreement shall apply. The provisions of this subsection shall also apply to all substitute stock options granted to Employee in exchange for the Employee’s Company stock options to which this subsection applies.

4.5. Severance Upon Death or Disability. Upon the death or Disability of the Employee, the Employee shall be entitled to the following compensation and benefits:

a. The Company shall pay the Employee a lump sum equal to Employee’s W-2 compensation that would be payable for the remainder of the Initial Employment Period but for such death or Disability (and assuming no termination would occur), said sum to be paid within Thirty (30) days after the Employee’s death or the date upon which a Disability is determined to have occurred by a reputable medical doctor (the “Determination Date”).

b. The Company shall pay the Employee all bonus or deferred compensation (whether in the form of cash, stock or otherwise) accrued but unpaid as of the Employee’s termination, said sum to be paid within ninety (30) days after the Determination Date.

c. For the remainder of the Initial Employment Period, and to the extent possible, the Company shall continue to pay for and provide existing employee welfare benefits which the Employee (or dependents or family members of the Employee) is receiving as of the Determination Date, including life insurance, health, medical, dental, vision and wellness, accidental death and dismemberment and disability benefits; provided, however, that the Company’s obligations under this subsection shall terminate from the date that the Employee first becomes eligible after termination of employment with the Company for similar coverage under another employer’s plan.

d. In the event of the Employee’s death, all rights and benefits granted hereunder shall transfer to and be exercised or enforced, as the case may be, by the estate or personal representative of the Employee.

5. NON-INTERFERENCE; NONCOMPETITION. For purposes of this Section 5 and Section 6, the term “Full Employment Period” shall include the Employment Period and the period during which the Employee was employed by TEAMM, and the term “Company” shall specifically include the Company and TEAMM, to whom the Company is a successor by merger. During the Employment Period and for a period of Twenty-Four (24) months thereafter, the Employee shall not:

a. interfere with any of the Company’s relationships with, or endeavor to employ or entice away from the Company, any person who at any time on or after the date hereof, is or becomes an employee of the Company or interfere with or seek to alter the Company’s relationship with, or divert any customer, supplier, licensor, or distributor of the Company;

b. directly or indirectly, engage in or facilitate or support others to engage in the Business of the Company or any other business in which the Company or any successor thereof (only to the extent of the products and services of the Company immediately prior to the successor succeeding to the Company’s Business) is the actively engaged or any successor thereof anywhere in the United States or, directly or indirectly, solicit or attempt to solicit for business in a manner which could reasonably be expected to result in a detriment to the Company, in competition with the Company or any successor thereof, any customer, supplier, licensor, or distributor with whom the Company or any successor thereof shall have done business; or

c. seek or obtain employment with or provide services to any customer, supplier, licensor, or distributor of the Company with whom the Employee interacted during the Employment Period which employment or services could reasonably be expected to result in a detriment to the Company.

6. PROPERTY RIGHTS. With respect to information, inventions, and discoveries developed, made or conceived of by the Employee, either alone or with others, at any time during the Full Employment Period and whether or not within working hours, arising out of such employment or pertinent to any business in which, during the Full Employment Period, the Company is engaged or (if such is known to or ascertainable by the Employee) is considering engaging, the Employee agrees:

a. that all such information, inventions, and discoveries, whether or not patented or patentable, shall be and remain the exclusive property of the Company;

b. to disclose promptly to an authorized representative of the Company all such information, inventions, and discoveries and all information in the Employee’s possession as to possible applications arid uses thereof,

c. not to file any patent application relating to any such invention or discovery except with the prior written consent of an authorized officer of the Company;

d. that the Employee hereby waives and releases all rights the Employee may have in and to such information, inventions, and discoveries, and hereby assigns to the Company and/or its nominees all of the Employee’s right, title and interest in them, and all the Employee’s right, title and interest in any patent, patent application, copyright or other property right based thereon. The Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as the Employee’s agent and attorney-in-fact to act for the Employee and on the Employee’s behalf and stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of any such patent, patent application, copyright or other property right with the same force and effect as if executed and delivered by the Employee; and

e. at the request of the Company, and without expense to the Employee, to execute such documents and perform such other acts as the Company deems necessary or appropriate, for the Company to obtain patents on such inventions in a jurisdiction or jurisdictions designated by the Company, and to assign to the Company or its designee such inventions and any and all patent applications and patents relating thereto.

7. CONFIDENTIALITY. With respect to the information, inventions, and discoveries referred to in Section 6 hereof, and also with respect to all other information, whatever its nature and form and whether obtained orally, by observation, from graphic materials, or otherwise (except such as is generally available through publication), obtained by the Employee during or as a result of the Employee’s employment by the Company and relating to any invention, improvement, enhancement, product, know-how, formula, software, process, apparatus, design, concept, or other creation, or to any use of any of them, or to any plans of the Company, or to any other trade secret or proprietary information of the Company, the Employee agrees:

a. to hold all such information, inventions, and discoveries which have not otherwise become public knowledge in strict confidence and not to publish or otherwise disclose any thereof to any person or entity other than the Company except with the prior written consent of an authorized officer of the Company or as may be required by law;

b. to take all reasonable precautions to assure that all such information, inventions, and discoveries are properly protected from access by unauthorized persons;

c. to make no use of nor exploit in any way any such information, invention, or discovery except as required in the performance of the Employee’s employment duties for the Company; and

d. upon termination of the Employee’s employment by the Company, or at any time upon request of the Company, to deliver to it all graphic materials and all substances, models, software, prototypes and the like containing or relating to any such information, invention or discovery, all of which graphic materials and other things shall be and remain the exclusive property of the Company.

For purposes of this Agreement, the term “graphic materials” includes, without limitation, letters, memoranda, reports, notes, notebooks, books of account, drawings, prints, specifications, formulae, software, data print-outs, microfilms, magnetic tapes and disks and other documents and recordings, together with all copies, excerpts and summaries thereof.

8. NO CONFLICTS. The Employee hereby acknowledges and agrees that the Employee’s employment by the Company and compliance with this Agreement do not and will not breach any agreement made by the Employee to keep in confidence information acquired by the Employee prior to or outside of the Employee’s employment with the Company. The Employee shall comply with any and all valid obligations which the Employee may now have to prior employers or to others relating to confidential information, inventions, or discoveries which are the property of those prior employers or others, as the case may be. The Employee has supplied or shall promptly supply to the Company upon its request a copy of each written agreement setting forth any such obligation. The Employee hereby acknowledges and agrees that the Employee has not brought and shall not bring with the Employee for use in the performance of the Employee’s duties at the Company any materials, documents, or information of a former employer or any third party that are not generally available to the public, unless the Employee has express written authorization from the owner thereof for possession and use or the Employee otherwise has undisputed proprietary rights to such material, documents, or information.

9. SPECIFIC PERFORMANCE. Without intending to limit the remedies available to the Company, the Employee hereby acknowledges and agrees that damages at law would be an inadequate remedy to the Company if the Employee breaches or attempts to breach any of the provisions of Sections 5, 6, or 7 hereof and that the Company may apply for and, without the posting of any bond, or other security, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to enforce specifically, any of the covenants contained in such Sections. Such injunctive relief in such court shall be available to the Company in lieu of any arbitration proceeding pursuant to Section 10.8 hereof.

10. MISCELLANEOUS

10.1. Withholding Taxes. All amounts payable to the Employee under this Agreement, whether such payment is to be made in cash or other property, shall be subject to withholding for Federal, state and local income taxes, employment and payroll taxes, and other legally required withholding taxes and contributions to the extent appropriate in the determination of the Company, and the Employee shall report all such amounts as ordinary income on the Employee’s personal income returns and for all other purposes.

10.2. Assignment. Neither party hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall have the right to assign all or any part of its rights and obligations under this Agreement to (i) any subsidiary or affiliate of the Company or any (ii) to surviving entity following a Change in Control.

10.3. Binding Effect. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall be binding upon and inure to the benefit of the respective legal representatives, heirs, successors and permitted assigns of the parties hereto.

10.4. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and any Stock Option Agreement set forth the entire understanding of the parties and supersede and preempt all prior oral or written understandings and agreements with respect to the subject matter hereof. This Agreement specifically amends and restates the Prior Employment Agreement and the terms and provisions of such Prior Employment Agreement, except as amended and restated herein, shall be terminated, void and of no further force or effect.

10.5. Severability. Whenever possible, each provision of the Agreement shall be interpreted in such manner as to be effective and valid tinder applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

10.6. Amendment; Modification. No amendment or modification of this Agreement and no waiver by either party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

10.7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina that are applicable to agreements that are executed and performed entirely within the State of North Carolina, without giving effect to provisions thereof regarding conflict of laws.

10.8. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement and any’ Stock Option Agreement, including but not limited to their existence, validity, interpretation, performance or non-performance or breach, shall be decided by a single neutral arbitrator agreed upon by the parties hereto in Raleigh, North Carolina in binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association then in effect. The parties to any such arbitration shall be limited to the parties to this Agreement or any successor thereof. The arbitration shall be conducted in accordance with the procedural laws of the American Arbitration Association then in effect or, if none, in accordance with the procedural laws of the United States Federal Arbitration Act, as amended. The written decision of the arbitrator shall be final and binding and may be entered and enforced in any court of competent jurisdiction. Each party waives any right to a jury trial in any such forum. Each party to the arbitration shall pay its fees and expenses, unless otherwise determined by the arbitrator.

10.9. Notices. All notices, demands or other communications to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if: (i) delivered personally; (ii) delivered by a recognized overnight courier service; (iii) sent by certified mail, return receipt requested and first class postage prepaid; or (iv) sent by facsimile transmission followed by a confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent, if to the Company to: 3000 Aerial Center Parkway, Suite 110, Morrisville, North Carolina 27560, Attention: President, and, if to the Employee to: 12121 Betts Lane, Raleigh, NC 27614, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Date of service of such notice shall be: (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission); (ii) the date of receipt if sent by certified mail; or (iii) the date of receipt if sent by overnight courier.

10.10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute on and the same Agreement.

10.11. Descriptive Heading; Interpretation. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Company:

TEAMM PHARMACEUTICALS, INC.
Accentia, Inc.

By:	/s/ Francis E. O’Donnell
Francis E. O’Donnell, MD
Chairman and CEO

Employee:

/s/ Martin Baum
Martin G. Baum

Accentia Biopharmaceuticals, Inc.

5310 Cypress Center Drive

Suite 101

Tampa, Florida 33609

February 10, 2005

Martin Baum

6012 Farm Pond Road

Apex, North Carolina 27523

Dear Marty,

This will serve as an amendment to the Employment Agreement dated December 31, 2004 between you and Accentia Biopharmaceuticals, Inc. (the “Company”), a copy of which is attached (your “Employment Agreement”). The Employment Agreement as amended hereby is your entire employment agreement with the Company and all of its subsidiaries.

Your Employment Agreement is amended by adding the following subparagraphs:

“Your new title with Accentia will be President and Chief Operating Officer, Specialty Pharmaceuticals, and you will report directly to the Chairman and Chief Executive Officer of Accentia.

The titles of President and Chief Operating Officer, Specialty Pharmaceuticals and the President and Chief Operating Officer, Biopharmaceutical Products and Services, are the most senior operating positions within Accentia and as such, the creation of any other position senior to, or on the same par as this position, with the exception of the President and Chief Operating Officer, Biopharmaceutical Products and Services Segment, will constitute “Good Reason” under your Employment Agreement. You will have thirty (30) days following such event of Good Reason to deliver written notice of Termination for Good Reason to the Chairman of Accentia. Timely Termination for Good Reason by you hereunder will trigger a severance payment equal to fifteen (15) months base salary and benefits paid in 15 equal monthly increments. The severance in all other instances of termination without Cause or for Good Reason will remain according to the provisions in your Employment Agreement.

There is no change in your position and duties with TEAMM.”

Your Employment Agreement is amended to read as follows:

“Effective immediately, your salary shall be at the rate of $426,825 per year, payable in accordance with the normal payroll practices of the Company. Your salary shall be increased as of each April 3 during the term of this Agreement as determined in the discretion of the Chairman and CEO of Accentia and the Board of Directors, subject to a minimum annual increase often (10%) percent of the salary then in effect. Upon increase, your salary shall not be subject to decrease.

The first increase of your salary pursuant to the second sentence of this Paragraph 2 shall be made on April 3, 2006. Your salary will never be less than that of the President and Chief Operating Officer, Biopharmaceutical Products and Services Segment, Steve Arikian. The salary specified herein represents your entire entitlement to salary and mandatory bonuses (if any) from Accentia and all of its subsidiaries.”

Your Employment Agreement is amended to read as follows:

“In the event that your employment with the Company shall be terminated by the Company without Cause (as hereinafter defined), and not as a result of your death or Disability (as hereinafter defined), the Company shall, as a severance payment, continue to pay to you during the two year period commencing on the date of termination (the “severance period”), in equal monthly installments, your base salary (at the rate then in effect pursuant to paragraph 2 hereof).”

The Company agrees to pay the legal expenses incurred by you in connection with the negotiation and execution of this amendment and the negotiation and execution of documents relating to the terms of conversion of your Series D Preferred Stock to a maximum of $1,200.

All other provisions of your Employment Agreement remain in full force and effect.

Very truly yours,

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Francis E. O’Donnell
Francis E. O’Donnell, MD
Chairman and CEO

Agreed and Accepted

By:	/s/ Marty Baum
Marty Baum

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